UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 3, 2024

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey	07446
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ADMA	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01.	Changes in Registrant’s Certifying Accountant.

(a) Resignation of Independent Registered Public Accounting Firm

On October 3, 2024, the Audit Committee of the Board of Directors (the “Board”) of ADMA Biologics, Inc. (the “Company”) was informed by CohnReznick LLP (“CohnReznick”), the Company’s current independent registered public accounting firm, that CohnReznick will resign as the Company’s independent registered public accounting firm effective as of the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. In light of CohnReznick’s decision, the Audit Committee of the Board (the “Audit Committee”) has initiated a process to promptly select a new accounting firm to serve as the Company’s independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2024 and the audit of the Company’s internal control over financial reporting as of December 31, 2024 on a timely basis in adherence with applicable filing deadlines. CohnReznick is committed to collaborating with and supporting the Company and its newly engaged independent registered public accounting firm, once appointed, to expedite the new audit firm’s smooth transition.

CohnReznick is not required to obtain, and did not seek, the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Board nor the Audit Committee took part in CohnReznick’s decision to provide its notice of resignation.

CohnReznick’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and on the Company’s internal control over financial reporting as December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through the date of this Current Report on Form 8-K, there have been no disagreements with CohnReznick as that term is defined in Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements or internal control over financial reporting.

For the fiscal years ended December 31, 2023 and 2022 and through the date of this Current Report on Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company provided CohnReznick with a copy of the disclosure contained herein, prior to its filing with the Commission and requested that CohnReznick furnish the Company a letter addressed to the Commission stating whether or not it agrees with the statements herein and, if not, stating the respects in which it does not agree.

CohnReznick’s letter to the Commission is attached hereto as Exhibit 16.1.

Forward-Looking Statements
This Current Report on Form 8-K contains “forward-looking statements” pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, about the Company. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain such words as “estimate,” “intend,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “should,” “could,” “would,” “may,” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements about the Company’s process to select a new accounting firm to serve as the Company’s independent registered public accounting firm for the audit of the Company’s consolidated financial statements for the fiscal year ending December 31, 2024, the audit of the Company’s internal control over financial reporting as of December 31, 2024, and CohnReznick’s efforts to support the Company’s new independent registered public accounting firm. Current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this Current Report on Form 8-K will prove to be accurate. Except to the extent required by applicable laws or rules, the Company does not undertake any obligation to update any forward-looking statements or to announce revisions to any of the forward-looking statements. Forward-looking statements are subject to many risks, uncertainties and other factors that could cause the Company’s actual results, and the timing of certain events, to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks and uncertainties described in the Company’s filings with the Commission, including the Company’s most recent reports on Form 10-K, 10-Q and 8-K, and any amendments thereto.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

16.1	Letter, dated October 9, 2024, from CohnReznick LLP addressed to the Commission.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADMA Biologics, Inc.

October 9, 2024	By:	/s/ Adam S. Grossman
Name: Adam S. Grossman
Title: President and Chief Executive Officer